UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 15, 2012

APD ANTIQUITIES, INC.

(Exact name of small business issuer as specified in its charter)

Commission File Number: 000-50738

Nevada	91-1959986
(State or jurisdiction of Incorporation or organization)	(I.R.S Employer I.D No.)

1314 S. Grand Blvd, Ste. 2-250, Spokane, WA 99202

(Address of principal executive offices)

(509) 744-8590
(Issuer’s telephone number)

___________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

ITEMS TO BE INCLUDED IN THIS REPORT

Item 1.01.  Entry into a Material Definitive Agreements.

On June 15, 2012, APD Antiquities, Inc. (APD) entered into a definitive agreement with an individual and executed a convertible promissory note relating to a loan in the amount of $25,000 until August 14, 2012 at 8% interest per annum. The promissory note can be converted to shares of restricted common stock at $.05 per share at any time during the term of the promissory note.  There were no fees, commissions or professional fees for services rendered in connection with the promissory note.  The transaction was arranged and undertaken by the officers of APD.

On June 18, 2012, APD entered into a definitive agreement with an entity and executed a convertible promissory note relating to a loan in the amount of $10,000 until August 14, 2012 at 8% interest per annum. The promissory note can be converted to shares of restricted common stock at $.05 per share at any time during the term of the promissory note.  There were no fees, commissions or professional fees for services rendered in connection with the promissory note.  The transaction was arranged and undertaken by the officers of APD.

On June 18, 2012, APD made a $25,000 unsecured loan to Northern Adventures, LLC, with a promissory note drawn until July 31, 2012, that bears 8% per annum.

Item 9.01.  Exhibits.  Financial Statements and Exhibits

(c)	Exhibits

10.1

Form of Convertible Promissory Note entered into by the Company as the Borrower. (incorporated hereto by reference to Form 10-Q, Exhibit 10.8 filed with the Securities and Exchange commission on May 21, 2012, file number 000-50738)

10.2

Form of Promissory Note entered into by the Company as the Lender. (incorporated hereto by reference to Form 10-Q, Exhibit 10.2 filed with the Securities and Exchange commission on May 21, 2012, file number 000-50738)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APD ANTIQUITIES, INC. (Registrant)

Date: June 27, 2012	By:	/s/ Cindy K. Swank
Cindy K. Swank President and CEO